    As filed with the Securities and Exchange Commission on October 6, 1998
                                                             File No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                     22-3192085
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                      Identification No.)

                      24 Emily Street, Cambridge, MA 02139
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                          CUBIST PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             ----------------------

                            Scott M. Rocklage, Ph.D.
                      President and Chief Executive Officer
                          CUBIST PHARMACEUTICALS, INC.
                                 24 Emily Street
                         Cambridge, Massachusetts 02139
                     (Name and Address of Agent for Service)

                                 (617) 576-1999
           Telephone Number, Including Area Code, of Agent for Service

                             ----------------------
                                   Copies to:

                            Justin P. Morreale, Esq.
                               Julio E. Vega, Esq.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                                                             Proposed            Proposed
                                           Amount             Maximum             Maximum            Amount Of
            Title Of                        To Be          Offering Price        Aggregate         Registration
   Securities To Be Registered           Registered         Per Share (1)     Offering Price (1)        Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value.................       655,427              $2.44          $  1,599,241.88        $  471.77
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 655,427 shares registered hereunder pursuant to the grant of stock options under the Plan exercisable for all of such shares, at an exercise price of $2.44 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on October 2, 1998.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-25707) previously filed by the Registrant on April 23, 1997, which registers 1,500,000 shares of Common Stock. A filing fee in the amount of $2,550.80 was previously paid with respect to such shares.

                                EXPLANATORY NOTE


         On April 23, 1997, the Registrant filed a Registration Statement on Form S-8 (File No. 333-25707) (hereinafter, the "First Registration Statement") for purposes of effecting the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), issuable by Registrant under the Plan. Subsequently, the Registrant amended the Plan for the purpose of increasing the aggregate number of shares of Common Stock subject to issuance under the Plan, as amended from 1,500,000 to 2,000,000. Prior to the amendment, by the terms of the Plan, the aggregate number of shares of Common Stock subject to issuance under the Plan automatically increased from 1,500,000 to 1,655,427.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 655,427 shares of Common Stock subject to issuance upon exercise of stock options that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement.

         The following documents filed by Cubist Pharmaceuticals, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1997 fiscal year; (3) the Registrant's Current Report on Form 8-K filed with the Commision on September 15, 1998 and (4) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 6th day of October, 1998.

                           CUBIST PHARMACEUTICAL, INC.


                           By:       /s/ Scott M. Rocklage
                              -------------------------------------
                              Scott M. Rocklage, Ph.D.
                              President and Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                       Title                                 Date
       ---------                                       -----                                 ----

   /s/ Scott M. Rocklage            President and Chief Executive Officer, Director      October 6, 1998
   ----------------------           (Principal Executive Officer)
  Scott M. Rocklage, Ph.D.

    /s/ Thomas A. Shea              Senior Director of Finance                           October 6, 1998
    -------------------             and Administration, Treasurer
       Thomas A. Shea               (Principal Financial and Accounting Officer)


     /s/ John K.Clarke              Chairman of the Board of Directors                   October 6, 1998
     ------------------
       John K. Clarke

    /s/ Barry Bloom
    --------------------            Director                                             October 6, 1998
     Barry Bloom, Ph.D.

    /s/ George Conrades
    --------------------            Director                                             October 6, 1998
      George Conrades


    /s/ Ellen M. Feeney             Director                                             October 6, 1998
    --------------------
      Ellen M. Feeney

    /s/ David M. Martin             Director                                             October 6, 1998
    --------------------
   David M. Martin, M.D.

  /s/ Terrance G. McGuire           Director                                             October 6, 1998
  ------------------------
    Terrance G. McGuire

   /s/ Paul R. Schimmel             Director                                             October 6, 1998
   ---------------------
  Paul R. Schimmel, Ph.D.

                                INDEX TO EXHIBITS


Exhibit
Number                                      Description

  4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement Form S-1 (File No. 333-6795).

  4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-6795).

  5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

 23.1  Consent of Bingham Dana LLP (included in Exhibit 5).

 23.2  Consent of PricewaterhouseCoopers LLP.

 24    Power of Attorney (included in signature page to Registration Statement).